Exhibit 10.2

[CITGO LOGO]
Citgo Petroleum Corporation	P.O. Box 3758
Tulsa, OK 74102-3758

July 7, 2004

Peter J. Sodini

President and Chief Executive Officer

The Pantry, Inc.

1801 Douglas Drive

Sanford, NC 27330

Re: Distributor Franchise Agreement dated August 2000 by and between CITGO Petroleum Corporation (“CITGO”) and The Pantry, Inc. (“Franchisee”), as amended by Amended and Restated Addendum to Distributor Franchise Agreement dated February 11, 2003 (“DFA”)

Dear Mr. Sodini:

Pursuant to your request, this will confirm that Section 16 of the DFA is amended by adding the following sentence at the end of such Section:

“Notwithstanding the foregoing, no sale, transfer or other disposition of shares of capital stock of the Franchisee while Franchisee is a public company (being listed on a national stock exchange or included in a national automated stock quotation system in the United States) shall be deemed an assignment of, or an attempt to assign, this Agreement and no notice of any such sale, transfer or other disposition shall be required.”

Except as amended hereby, the DFA shall remain in full force and effect.

Please acknowledge your consent to this Amendment by signing and returning this document to CITGO Petroleum Corporation.

Sincerely,

CITGO PETROLEUM CORPORATION

By:	/s/ J E THOMPSON
Name:	J E Thompson
Title:	Chief Operating Officer

ACKNOWLEDGED AND CONSENTED TO this the 13 day of July 2004.

THE PANTRY, INC.

By:	/s/ PETER J. SODINI
Peter J. Sodini
President and Chief Executive Officer